Exhibit 10.17

EXECUTION COPY

FIRST LIEN FOREIGN SUBSIDIARY GUARANTEE

dated as of

July 31, 2007

among

TOWER AUTOMOTIVE HOLDINGS EUROPE B.V.,

the European Guarantors from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Agent

TABLE OF CONTENTS

Exhibits

Exhibit A	Form of Supplement

ii

FOREIGN SUBSIDIARY GUARANTEE dated as of July 31, 2007 (this “Agreement”), among TOWER AUTOMOTIVE HOLDINGS EUROPE B.V. (the “European Borrower”), the other Foreign Subsidiaries from time to time party hereto (collectively, the “European Guarantors”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Agent.

PRELIMINARY STATEMENT

Reference is made to the First Lien Term Loan and Guaranty Agreement dated as of July 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Tower Automotive Holdings USA, LLC, the European Borrower, the Guarantors (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) party thereto, the Lenders from time to time party thereto and JPMCB, as Issuing Lender and as administrative agent (in such capacity, the “Agent”) for the Lenders.

The Euro Lenders and the Issuing Lender have agreed to extend credit to the European Borrower pursuant to, and upon the terms and conditions specified in, the Loan Agreement. The obligations of the Euro Lenders and the Issuing Lender to extend credit to the European Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by each European Guarantor listed on the signature pages hereof. Each European Guarantor is an affiliate of the European Borrower, will derive substantial benefits from the extension of credit to the European Borrower pursuant to the Loan Agreement and is willing to execute and deliver this Agreement in order to induce the Euro Lenders and the Issuing Lender to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Loan Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Loan Agreement.

(b) The rules of construction specified in Section 1.02 of the Loan Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agent” shall have the meaning assigned to such term in the preliminary statement.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Dutch Guarantors” shall mean those European Guarantors incorporated or organized under the laws of the Netherlands listed on the signature page hereto, and those Foreign Subsidiaries incorporated or organized under the laws of the Netherlands that become European Guarantors by executing a supplement in the form of Exhibit A hereto.

Dutch Obligors” shall mean the European Borrower and the Dutch Guarantors.

“European Borrower” shall have the meaning assigned to such term in the preamble.

“European Guarantors” shall have the meaning assigned to such term in the preamble.

“European Loan Parties” shall mean the European Borrower and the European Guarantors.

“German GmbH & Co. KG Guarantor” shall have the meaning assigned to such term in Section 4.17.

“German GmbH Guarantor” shall have the meaning assigned to such term in Section 4.17.

“German Guarantor” shall mean any German GmbH Guarantor or German GmbH & Co. KG Guarantor.

“JPMCB” shall have the meaning assigned to such term in the preamble.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of the European Borrower at such time plus (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit issued for the account of the European Borrower that have not yet been reimbursed by or on behalf of the European Borrower at such time.

“Loan Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Secured Obligations” shall mean all unpaid principal of and accrued and unpaid interest on (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding) the Euro Loans, all LC Exposure and all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the European Loan Parties to the Secured Parties.

“Secured Parties” shall mean, collectively, (a) the Euro Lenders, (b) the Issuing Lender, (c) the Agent, (d) the beneficiaries of each indemnification obligation undertaken by any European Loan Party under the Loan Documents and (e) any permitted successors, indorsees, transferees and assigns of each of the foregoing.

ARTICLE 2

GUARANTEE

Section 2.01. Guarantee. (a) Each of the European Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the European Borrower of the Secured Obligations. Each of the European Guarantors further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Secured Obligations. The obligations of the European Guarantors hereunder shall be joint and several.

(b) Each of the European Guarantors waives presentment to, demand of payment from and protest to the European Borrower or any other Loan Party of any Secured Obligation, and also waives notice of protest for nonpayment. The obligations of the European Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Euro Lender or any other Secured Party to assert any claim or demand or to enforce any right or remedy against the European Borrower or any other Loan Party under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver, foreclosure, invalidity or nonperfection of any security held by the Agent for the Secured Obligations or any of them; (v) the failure of the Agent or a Euro Lender to exercise any right or remedy against any other Loan Party; or (vi) the release or substitution of any Loan Party or any other Person under any Loan Document.

Section 2.02. Guarantee of Payment. Each of the European Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Secured Party in favor of the European Borrower or any other Person.

Section 2.03. No Limitations, Etc. (a) Except for termination of a European Guarantor’s obligations hereunder as expressly provided in Section 4.13 or as expressly provided in this Section 2.03 or in Sections 4.17 or 4.18, the obligations of each European Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each European Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other European Guarantor under this Agreement, (iii) the release, exchange, waiver, foreclosure or invalidity of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Agent or any other Secured Party for the Secured Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, (v) the release or substitution of any Loan Party or any other Person under any Loan Document or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of any European Guarantor or otherwise operate as a discharge of any European Guarantor as a matter of law or equity, unless and until the Secured Obligations are paid in full.

(b) To the fullest extent permitted by applicable law, each European Guarantor waives any defense based on or arising out of (i) any defense of the European Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof or any other instrument evidencing the Secured Obligations from any cause, or the cessation from any cause of the liability of the European Borrower or any other Loan Party, other than the payment in full in cash of all the Secured Obligations and (ii) a failure to remain informed of the financial condition of the European Borrower and of any other Loan Party and any circumstances affecting the ability of the European Borrower or any other Loan Party to perform under the Loan Documents.

The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the European Borrower or any other Loan Party or exercise any other right or remedy available to them against the European Borrower or any other Loan Party, without affecting or impairing in any way the liability of any European Guarantor hereunder except to the extent the Secured Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each European Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such European Guarantor against the European Borrower or any other Loan Party, as the case may be, or any security.

(c) To the extent applicable and notwithstanding any other provision of this Article 2, the obligations of any Dutch Guarantor expressed to be assumed in this Agreement shall be deemed not to be assumed by such Dutch Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of Articles 2:207(c) or 2:98(c) of the Dutch Civil Code and the provisions of this Agreement and the other Loan Documents shall be construed accordingly.

Section 2.04. Reinstatement. Each European Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Agent or any other Secured Party upon the bankruptcy or reorganization of the European Borrower, any other Loan Party or otherwise.

Section 2.05. Payments; Subrogation. Any and all payments by or on account of any obligation of any European Guarantor hereunder shall be made free and clear of and without deduction for any taxes. Upon payment by any European Guarantor of any sums to the Agent or any other Secured Party as provided above, all rights of such European Guarantor against the European Borrower or any other European Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article 3.

Section 2.06. Information. Each European Guarantor assumes all responsibility for being and keeping itself informed of the European Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such European Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any other Secured Party will have any duty to advise such European Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE 3

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the European Guarantors may have under applicable law (but subject to Section 3.03), the European Borrower agrees that (a) in the event a payment shall be made by any European Guarantor under this Agreement, the European Borrower shall indemnify such European Guarantor for the full amount of such payment and such European Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any European Guarantor shall be sold pursuant to this Agreement or any Security Document to satisfy in whole or in part a claim of any Secured Party, the European Borrower shall indemnify such European Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 3.02. Contribution and Subrogation. Each European Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other European Guarantor hereunder in respect of any Secured Obligation, or assets of any other European Guarantor shall be sold pursuant to this Agreement or any Security Document to satisfy any Secured Obligation owed to any Secured Party, and such other European Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the European Borrower as provided in Section 3.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the European Guarantors on the date hereof (or, in the case of any European Guarantor becoming a party hereto pursuant to Section 4.14, the date of the supplement hereto executed and delivered by such European Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Guarantor under Section 3.01 to the extent of such payment.

Section 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the European Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated and junior in right of payment to the prior final and indefeasible payment in full of all the Secured Obligations. No failure on the part of the European Borrower or any European Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any other European Guarantor with respect to its obligations hereunder, and each other European Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The European Borrower and each European Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the European Borrower or any Subsidiary shall be fully subordinated to the payment in full in cash of the Secured Obligations.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Loan Agreement. All communications and notices hereunder to any Loan Party shall be given to it in care of Tower Automotive, LLC as provided in Section 10.01 of the Loan Agreement. All communications and notices hereunder to any other party hereto shall be given to it as provided in Section 10.01 of the Loan Agreement.

Section 4.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Euro Lenders and the Issuing Lender and shall survive the execution and delivery of the Loan Documents and the making of any Euro Loans and issuance of any Letters of Credit for the account of the European Borrower, regardless of any investigation made by any Euro Lender or the Issuing Lender or on its behalf and notwithstanding that the Agent, any Euro Lender or the Issuing Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Euro Loan or any fee or any other amount payable by the European Loan Parties under any Loan Document is outstanding and unpaid or any Letter of Credit issued for the account of the European Borrower is outstanding and so long as the Euro Commitments have not expired or terminated.

Section 4.03. Integration; Binding Effect; Several Agreement. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as to any European Guarantor when a counterpart hereof executed on behalf of such European Guarantor shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such European Guarantor and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such European Guarantor, the Agent and the other Secured Parties and their respective successors and assigns, except that no European Guarantor shall have the right to assign or transfer its rights or obligations hereunder (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement. This Agreement shall be construed as a separate agreement with respect to each European Guarantor and may be amended, modified, supplemented, waived or released with respect to any European Guarantor without the approval of any other European Guarantor and without affecting the obligations of any other European Guarantor hereunder.

Section 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any European Guarantor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 4.05. Agent’s Fees and Expenses. The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.05 of the Loan Agreement.

Section 4.06. Applicable Law. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.22, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.07. Waivers; Amendment. (a) No failure or delay by the Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Euro Loan or issuance of a Letter of Credit for the account of the European Borrower shall not be construed as a waiver of any

Default or any Event of Default, regardless of whether the Agent, any Issuing Lender or any Euro Lender may have had notice or knowledge of such Default or any Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the European Guarantor or European Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.09 of the Loan Agreement.

Section 4.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08.

Section 4.09. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 4.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.12. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or, except to the extent expressly provided therein, any other Loan Document in any court referred to in paragraph (a) of this Section 4.12. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 4.13. Termination or Release. The Secured Parties agree that a European Guarantor shall be released from its guarantee of the Secured Obligations made herein (and shall cease to be a Guarantor) upon consummation of any transaction permitted under the Loan Agreement that results in it ceasing to be a direct or indirect subsidiary of Tower Automotive Holdings III Coöperatie U.A. The Secured Parties also agree that the Liens granted to the Agent on any Collateral pursuant to the Foreign Collateral Documents shall be automatically released (i) to the extent the property constituting such Collateral is owned by any European Guarantor, upon the release of such European Guarantor from its guarantee of the Secured Obligations in accordance with the preceding sentence, (ii) upon the sale or other disposition of such Collateral to any Person that is not (and is not required to be) a Loan Party, to the extent such sale or other disposition is made in compliance with the terms of the Loan Agreement (and the Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry) and (iii) as is in the judgment of the Agent required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Agent pursuant to the Security Documents.

Section 4.14. Additional Subsidiaries. Any Foreign Subsidiary that after the Closing Date is required to become a party hereto pursuant to Section 5.13 of the Loan Agreement (each a “Required Additional European Guarantor”) shall execute and deliver a supplement in the form of Exhibit A hereto; provided that if the provisions of this Agreement do not contain enforcement limitations with respect to the guarantee being made hereunder sufficient to accommodate the capital maintenance or any comparable regimes existing under the laws of the jurisdiction of formation of such Required Additional European Guarantor, the supplement executed by such Required Additional European Guarantor shall be modified to include sufficient guarantee limitation language, as agreed by the Agent and such Required Additional European Guarantor. Upon execution and delivery by the Agent and such Required Additional European Guarantor of such supplement, such Required Additional European Guarantor shall become a European Guarantor hereunder with the same force and effect as if originally named as a European Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other European Guarantor hereunder. The rights and obligations of each European Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 4.15. Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any European Guarantor against any and all of the obligations of such European Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 4.15 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

Section 4.16. Loan Agreement Provisions Binding. Subject to Section 4.19, to the extent permitted by law each European Guarantor hereby agrees to be bound by all of the provisions of the Loan Agreement applicable to such European Guarantor.

Section 4.17. Limitation In Respect Of German Guarantors.

(a) The Agent, on behalf of itself and each of the other Secured Parties, agrees that it will not to enforce the Guarantee made under this Agreement against any Guarantor incorporated in Germany, irrespective of whether such Guarantor is at the time of enforcement organized as (i) a limited liability company (Gesellschaft mit beschränkter Haftung) (a “German GmbH Guarantor”) or (ii) a limited partnership (Kommanditgesellschaft) of which the general partner (Komplementär) is a limited liability company (a “German GmbH & Co. KG Guarantor”), if and to the extent such guarantee secures obligations of a shareholder of any German Guarantor and/or any of its Affiliates (as defined below), in each case other than any direct or indirect subsidiary of such German Guarantor, and if and to the extent the enforcement of such guarantee would cause:

(i) such German GmbH Guarantor’s (or in the case of a German GmbH & Co. KG Guarantor, its general partner’s) assets (the calculation of which shall take into account the captions reflected in § 266 (2) A, B and C of the German Commercial Code (Handelsgesetzbuch)) less such German GmbH Guarantor’s (or in the case of a German GmbH & Co. KG Guarantor, its general partner’s) liabilities, provisions and liability reserves (the calculation of which shall take into account the captions reflected in § 266 (3) B, C and D of the German Commercial Code) (the “Net Assets”) to be less than the registered share capital (Stammkapital) of such German GmbH Guarantor (or in the case of a German GmbH & Co. KG Guarantor, the registered share capital of its general partner (Begründung einer Unterbilanz)); or

(ii) an increase of a shortfall, if the Net Assets of such German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, the Net Assets of its general partner), already fall short of the amount of the registered share capital (Vertiefung einer Unterbilanz).

For purposes of this Section 4.17(a), the term “Affiliate” refers to an affiliated company (verbundenes Unternehmen) of a shareholder of the Guarantor within the meaning of §§ 15 et. seq. of the German Stock Corporation Act (Aktiengesetz).

(b) For the purposes of the calculation of Net Assets in this Section 4.17(a), the following items shall be adjusted as follows:

(i) the amount of an increase in the registered share capital of the German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, of its general partner),

(A) that has been effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) without the prior written consent of the Agent after the date of this Agreement; or

(B) any amount of an increase in the registered share capital that has not been fully paid,

shall be deducted from the registered share capital;

(ii) any loans and other contractual liabilities incurred in violation of a any Loan Document shall be disregarded; and

(c) If after the enforcement of the Guarantee made under this Agreement a German GmbH Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, its general partner) would not have Net Assets in excess of its respective registered share capital, such German Guarantor shall realize, to the extent legally permitted, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the asset if such asset is not necessary for such German Guarantor's business (betriebsnotwendig).

(d) Notwithstanding the foregoing, the limitations set forth in this Section 4.17 shall not apply to such a Guarantee made by the relevant German Guarantor in relation to any amounts borrowed under the Loan Agreement to the extent the proceeds of such borrowing are lent to it or any of its subsidiaries from time to time and have not been repaid.

(e) The limitations set forth in this Section 4.17 shall cease to apply on the date on which a profit and loss sharing agreement (Gewinnabführungsvertrag) and/or a domination agreement (Beherrschungsvertrag) is entered into between the applicable German Guarantor on one side and the Affiliate (as defined above) the obligations of which are guaranteed and of which the German Guarantor is a subsidiary on the other, unless the applicable German Guarantor demonstrates to the satisfaction of the Agent (by way of providing an opinion by a reputable law and/or accounting firm) that any requested payment to be made under this Agreement would result in (i) a civil or (ii) criminal personal liability of any of the respective German Guarantor's managing directors or of any of the respective German Guarantor's shareholders.

(f) Enforcement of the Guarantee made under this Agreement shall initially be excluded pursuant to Section 4.17(a) if, no later than 10 (ten) Business Days following a demand by the Agent to make a payment under this Guarantee, the managing directors on behalf of the relevant German Guarantor have confirmed in writing to the Agent (such confirmation, the “Management Determination”) to what extent:

(i) the Guarantee granted hereunder is an up-stream or cross-stream guarantee as described in Section 4.17(a); and

(ii) the amount of such cross-stream and/or up-stream guarantee cannot be enforced as it would cause the Net Assets of the relevant German Guarantor (or in the case of a German GmbH & Co. KG Guarantor, the Net Assets of its general partner), being less than its respective registered share capital (taking into account the adjustments set out in Section 4.17(b) and the realization obligations set out in Section 4.17(c)), and such Management Determination is supported by a calculation reasonably satisfactory to the Agent; provided, that the Agent shall be entitled to enforce this Guarantee for any amounts where such enforcement would, in accordance with the Management Determination, not cause the relevant German Guarantor’s Net Assets (or, in the case of a German GmbH & Co. KG Guarantor, the Net Assets of its general partner) being less than (or to fall further below) the amount of its respective registered share capital (in each case as calculated and adjusted in accordance with Sections 4.17(a) and 4.17(b)).

(g) Following receipt of a Management Determination, the Agent shall be prohibited from enforcing the Guarantee made under this Agreement pursuant to Section

4.17(a) above for a period not to exceed 30 days. If within such 30 day period the Agent receives (i) an up-to date balance sheet together with (ii) a determination in each case prepared by auditors of international standard and reputation appointed by the relevant German Guarantor either confirming the Management Determination or setting out deviations from the Management Determination (the “Auditor’s Determination”) the enforcement of this Guarantee shall be limited if and to the extent such enforcement would, in accordance with the Auditor's Determination, cause the Net Assets of the applicable German Guarantor (or, in the case of a German GmbH & Co. KG Guarantor, the Net Assets of its general partner) being less than (or to fall further below) the amount of its respective registered share capital, in each case as calculated and adjusted in accordance with Sections 4.17(a) and 4.17(b). If the applicable German Guarantor fails to deliver an Auditor's Determination within 30 days after receipt of the Management Determination, the Agent shall be entitled to enforce this Guarantee without any limitation or restriction.

(h) For the avoidance of doubt, any balance sheet to be prepared pursuant to paragraphs (f) or (g) above shall be prepared in accordance with the relevant accounting principles.

(i) Nothing in this Agreement shall be interpreted as a restriction or limitation of the enforcement of the Guarantee made under this Agreement if and to the extent it secures the primary obligations of the relevant German Guarantor or obligations of any of its direct or indirect subsidiaries.

Section 4.18. Limitation In Respect Of Polish Guarantors.

(a) The obligations of any European Guarantor which is incorporated or organized under the laws of the Republic of Poland (a “Polish Guarantor”) expressed to be assumed in this Agreement shall be deemed not to be assumed by such Polish Guarantor to the extent that (i) they include any liability to the extent it would result in a reduction of its assets necessary to cover in full its share capital pursuant to article 189 par. 2 of the Polish Commercial Companies Code of 15th September 2000 (Journal of Laws no 94, item 1037, as amended); and (ii) such obligations, liability or payment would render such Polish Guarantor insolvent within the meaning of Article 11 sec. 2 of the Polish Bankruptcy and Restructuring Law dated February 28, 2003 (Journal of Laws no 60, item 535, as amended) provided that the foregoing limitation shall not apply in case and for so long as an Event of Default has occurred and is continuing.

Section 4.19. Limitation In Respect of Certain Negative Covenants. (a) Notwithstanding anything contained in Article 6 of the Loan Agreement or Section 4.16 of this Agreement to the contrary, the provisions of Sections 6.02, 6.04, 6.05, 6.06 and 6.08 (the “Relevant Restrictive Covenants”) shall not be binding upon any Loan Party incorporated under the laws of Germany (a “German Group Member”) or any subsidiary of a German Group Member whose jurisdiction of incorporation or establishment is Germany; provided, however, that each European Loan Party that is not a German Group Member hereby agrees that it will not cause any of its subsidiaries that is a German Group Member to carry out any act or take any step which would be prohibited by any of the Relevant Restrictive Covenants.

(b) Each German Group Member shall give the Agent no less than twenty five (25) Business Days’ prior written notice of the intention of it or of its subsidiaries whose jurisdiction of incorporation or establishment is Germany to carry out any of the acts or take any of the steps which, but for Section 4.19(a), would be prohibited by any of the Relevant Restrictive Covenants.

(c) Within ten (10) Business Days of its receipt of notice from the relevant German Group Member under Section 4.19(b), the Agent shall be entitled to request that the relevant German Group Member supply to the Agent (in sufficient copies for the Lenders) any relevant information in connection with the proposed action or steps referred to in such notice. The relevant German Group Member undertakes to provide such information within five (5) Business Days of receipt of the Agent's request under this Section 4.19(c).

(d) The Agent shall notify the relevant German Group Member, (i) within fifteen (15) Business Days of receipt of the relevant German Group Member’s notice under Section 4.19(b) or (ii) if additional information has been requested by the Agent under Section 4.19(c), within ten (10) Business Days of receipt of such information, whether the proposed action or steps referred to in Section 4.19(b), in the reasonable opinion of the Agent or the Required Lenders, would reasonably be expected to have a Material Adverse Effect.

(e) If, in the reasonable opinion of the Agent or the Required Lenders, the proposed action or steps referred to in Section 4.19(b) would reasonably be expected to have a Material Adverse Effect or if the relevant German Group Member fails to provide the Agent with any additional information requested pursuant to Section 4.19(c) within the time provided therefor, and the relevant German Group Member nevertheless takes the proposed action or steps referred to in Section 4.19(b), an Event of Default shall be deemed to exist under Article 7 of the Loan Agreement.

Section 4.20. Abstract Debt Acknowledgement. The Agent, on behalf of itself and each of the other Secured Parties, hereby irrevocably and unconditionally agrees, and each of the European Loan Parties hereby irrevocably and unconditionally acknowledges by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) within the meaning of §§ 780, 781 German Civil Code (Bürgerliches Gesetzbuch), that each European Loan Party shall be obliged, as a joint and several debtor, to pay an amount to the Agent (or its respective successors in that capacity) that corresponds to the total of all of the European Loan Parties’ obligations under the Loan Documents (other than under German law governed share pledge agreements or land charges, if any), and that, accordingly, the Agent shall have an independent right to request the fulfillment of said obligation from any European Loan Party.

Section 4.21. Agent As Joint and Several Creditor. (a) Each European Loan Party and the Agent, on behalf of itself and each of the other Secured Parties, agrees that the

Agent shall be the joint creditor (together with the relevant Secured Party) and the several creditor of each and every payment obligation of any European Loan Party towards each and any Secured Party under any Loan Document and that, accordingly, the Agent shall have and will have its own an independent right to demand performance of said obligations from that European Loan Party. The discharge of any such obligation to either of the Agent or the relevant Secured Party shall, to the same extent, discharge the corresponding obligation owing to the other party.

(b) Without limiting or affecting the Agent’s rights against any European Loan Party (under the preceding paragraph or any other provision of any Loan Document), the Agent agrees with each of the other Secured Parties that it shall not exercise its rights as a joint creditor with a Secured Party without the consent of such Secured Party. Nothing in the preceding sentence (i) shall limit in any manner or to any extent the Agent’s right in any capacity to take any action to protect or preserve any of its rights under any Security Document or to enforce any security interest created thereby, as stipulated in this Agreement and/or the relevant Security Document (or to perform any other act in that context) or (ii) shall create any additional rights for any of the European Loan Parties, it being understood that (a) the provisions of this Section 4.21 relate solely to the relationship between the Agent and the other Secured Parties and (b) no European Loan Party is an intended third party beneficiary of anything contained in this Section 4.21.

Section 4.22. Dutch Collateral Debt Covenant.

(a) Parallel Debt Undertaking. Without prejudice to the other provisions of the Loan Documents, each Dutch Obligor irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance (bij voorbaat)) to pay to the Agent amounts equal to any amounts owing by such Dutch Obligor to the Secured Parties in respect of its obligations and liabilities (i) under the Loan Documents or (ii) in connection with any other indebtedness as the parties may agree from time to time should form part of the Parallel Debt (in each case, whether present or future and whether actual or contingent) (such obligations under sub-clauses (i) and (ii) above for the purposes of this clause to be referred as “Corresponding Obligations”) as and when the same fall due for payment thereunder. Such a payment undertaking and the obligations and liabilities resulting from it by a Dutch Obligor to the Agent are referred to as its “Parallel Debt”.

(b) Acknowledgment. Each party to this Agreement acknowledges that (i) the Parallel Debt of a Dutch Obligor constitutes, undertakings, obligations and liabilities of such Dutch Obligor to the Agent separate and independent from, and without prejudice to its Corresponding Obligations (whether present or future and whether actual or contingent) to the Secured Parties, and (ii) the Parallel Debt of a Dutch Obligor represents the Agent’s own separate and independent claim (eigen en zelfstandige vordering) to receive payment of the Parallel Debt from such Dutch Obligor; provided that in all events the aggregate amount which may become due under a Parallel Debt of a Dutch Obligor shall never exceed the aggregate amount which may become due under its Corresponding Obligations.

(c) Decrease Parallel Debt. Each party to this Agreement agrees that the aggregate amount due by a Dutch Obligor under its Parallel Debt will be decreased to the extent such Dutch Obligor has paid any amounts to the Secured Parties to reduce its outstanding Corresponding Obligations except to the extent such payment shall have been subsequently avoided or reduced by virtue of provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application.

(d) Decrease Obligations. Each party to this Agreement agrees that to the extent a Dutch Obligor has paid any amounts to the Agent under its Parallel Debt the aggregate amount due by such Dutch Obligor under its Corresponding Obligations will be decreased accordingly, except to the extent such payment shall have been subsequently avoided or reduced by virtue of provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application.

(e) Application Parallel Debt. To the extent the Agent receives any amount in payment of a Parallel Debt, the Agent shall distribute such amount among the Secured Parties in accordance with the terms of the Loan Documents.

(f) Default. For the avoidance of doubt, a Parallel Debt will become due and payable (opeisbaar) at the same time and to the same extent as the related Corresponding Obligations become due and payable.

(g) No common property. Each party to this Agreement confirms that, in accordance with this Section 4.22 the claim of the Agent against any Dutch Obligor in respect of its Parallel Debt does not constitute common property (een gemeenschap) within the meaning of Article 3:166 Dutch Civil Code and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claim of the Agent does constitute such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute the administration agreement (beheersregeling) within the meaning of Article 3:168 Dutch Civil Code.

(h) No agent. For the purpose of this Section 4.22, the Agent acts in its own name and on behalf of itself and not as agent or representative of any other party to this Agreement, and any Lien granted by a Dutch Obligor to the Agent to secure its Parallel Debt is granted to the Agent in its capacity as creditor of such Parallel Debt.

(i) Governing Law. Notwithstanding the provisions of Section 4.06, this Section 4.22 shall be governed by the law of the Netherlands.

IN WITNESS WHEREOF, the Foreign Subsidiaries party hereto have duly executed this Agreement as of the day and year first above written.

European Borrower:

TOWER AUTOMOTIVE HOLDINGS EUROPE B.V.

By:	/s/ C.A van Beek
Name: C.A van Beek
Title: Managing Director

By:	/s/ B.S. Hummel
Name: B.S. Hummel
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: The Netherlands

European Guarantors:

TOWER AUTOMOTIVE HOLDINGS III COÖPERATIE U.A.

By:	/s/ B.S. Hummel
Name: B.S. Hummel
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Formation: The Netherlands

TOWER AUTOMOTIVE HOLDINGS ASIA B.V.

By:	/s/ C.A van Beek
Name: C.A van Beek
Title: Managing Director

By:	/s/ B.S. Hummel
Name: B.S. Hummel
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: The Netherlands

TOWER AUTOMOTIVE HOLDING GMBH

By:	/s/ Vincent Pairet
Name: Vincent Pairet
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: Germany

TOWER AUTOMOTIVE UMFORMTECHNIK GMBH

By:	/s/ Vincent Pairet
Name: Vincent Pairet
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: Germany

TOWER AUTOMOTIVE PRESSWERK ZWICKAU GMBH

By:	/s/ Hans Große
Name: Hans Große
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: Germany

TOWER AUTOMOTIVE DUISBURG GMBH

By:	/s/ Frank Walter
Name: Frank Walter
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: Germany

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TOWER AUTOMOTIVE AUSLANDSBETEILIGUNGEN GMBH

By:	/s/ Frank Walter
Name: Frank Walter
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: Germany

TOWER AUTOMOTIVE POLSKA SP. Z O.O.

By:	/s/ Frank Walter
Name: Frank Walter
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: Poland

TOWER AUTOMOTIVE GESCHÄFTS FÜHRUNG

By:	/s/ Gyula Meleghy
Name: Gyula Meleghy
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Incorporation: Germany

FELISSA GRUNDSTÜCKSVERMIETUNGS-GESELLSCHAFT MBH & CO. OBJEKT DWSBURG KG

By:	/s/ Gerrit Kotterman
Name: Gerrit Kotterman
Title: Managing Director
Address:
Legal Name:
Jurisdiction of Formation: Germany

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TOWER AUTOMOTIVE INTERNATIONAL B.V.

By:	/s/ Jeffrey L. Kersten
Name: Jeffrey L. Kersten
Title: Managing Director A
Address: 2745 Lowell Road, Ann Arbor, MI 48103
Legal Name: Jeffrey L. Kersten
Jurisdiction of Incorporation: Germany

TOWER AUTOMOTIVE EUROPE B.V. (to be renamed as Tower Automotive International Holdings B.V.)

By:	/s/ Jeffrey L. Kersten
Name: Jeffrey L. Kersten
Title: Managing Director A
Address: 2745 Lowell Road, Ann Arbor, MI 48103
Legal Name: Jeffrey L. Kersten
Jurisdiction of Incorporation: The Netherlands

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